UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 18, 2007

                                 ITT Corporation
             (Exact name of registrant as specified in its charter)


         Indiana                      1-5672                     13-5158950
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

                   4 West Red Oak Lane
                  White Plains, New York                  10604
                  (Address of principal                 (Zip Code)
                    executive offices)


       Registrant's telephone number, including area code: (914) 641-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 18, 2007, the Board of Directors of ITT Corporation, (the "Company"), upon recommendation of the Nominating and Corporate Governance Committee, voted to appoint Surya N. Mohapatra, Chairman & Chief Executive Officer, Quest Diagnostics Incorporated, as a new director to the Board of Directors, effective February 14, 2008. He will serve until the next election of directors at the Company's 2008 annual meeting of stockholders. Dr. Mohapatra is expected to be named to the Audit Committee of the Board at its February 2008 meeting. Dr. Mohapatra joined the Company's Board as an independent director. There is no arrangement or understanding between Dr. Mohapatra and any other person pursuant to which Dr. Mohapatra was appointed as a director of the Company, and there are no related party transactions between Dr. Mohaparta and the Company.

Dr. Mohapatra will be eligible to participate in all non-management Director compensation plans available to the Company's other independent directors effective with the Board of Directors' February 2008 meeting.

On December 18, 2007, the registrant issued a press release announcing the appointment of Dr. Mohapatra as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.


Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1  Press release dated December 18, 2007


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

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ITT CORPORATION

                                        By:    /s/ Kathleen S. Stolar
                                               ---------------------------------
                                               Kathleen S. Stolar

                                        Its:   Vice President, Secretary
                                               and Associate General Counsel


Date: December 18, 2007

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